UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2009

Cecil Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24926	52-1883546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 North Street, P.O. Box 568, Elkton, Maryland	21922-0568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 398-1650

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

CECIL BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 1.02. Termination of a Material Definitive Agreement

On October 23, 2009, Cecil Bank (the “Bank”), the principal subsidiary of Cecil Bancorp, Inc. (“Registrant”) and K Bank, Owings Mills, Maryland entered into a Mutual Termination Agreement and Release terminating their previously announced definitive agreement to purchase the Bel Air, Maryland branch office of K Bank (the “Branch Purchase Agreement”). In light of current economic circumstances, the Bank determined that it would be in its best interests to withdraw its application for approval of the branch purchase and the parties determined that termination of the Branch Purchase Agreement was in their mutual best interests. No termination penalties were incurred by the Registrant in connection with the termination of the Branch Purchase Agreement. For a description of the terms and conditions of the Branch Purchase Agreement, reference is made to the Registrant’s Current Report on Form 8-K filed September 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECIL BANCORP, INC.
Date: October 23, 2009	By:	/s/ Mary B. Halsey
Mary B. Halsey President and Chief Executive Officer